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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              SCIQUEST.COM, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:




Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                              SCIQUEST.COM, INC.
                       5151 McCrimmon Parkway, Suite 208
                       Morrisville, North Carolina 27560
                                (919) 659-2100

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 24, 2000

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SciQuest.com, Inc. (the "Company") will be held at the Marriott at Research Triangle Park, 4700 Guardian Drive, Durham, North Carolina 27703, at 9:00 a.m., Eastern Daylight Savings time, on Wednesday, May 24, 2000 (the "Annual Meeting"), to consider and act upon:

  1. the election of three (3) directors to the Company's Board of Directors;

  2. a proposal to ratify the selection of independent public accountants for the Company's current fiscal year; and

  3. such other business as may properly come before the Annual Meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on April 10, 2000, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

                                          By Order of the Board of Directors,

                                           /s/ M. Scott Andrews
                                          -------------------------------
                                          M. Scott Andrews,
                                          Chairman of the Board of Directors
                                           and Chief Executive Officer

April 20, 2000
Atlanta, Georgia

                                   IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE WHICH HAS BEEN PROVIDED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                              SCIQUEST.COM, INC.
                       5151 McCrimmon Parkway, Suite 208
                       Morrisville, North Carolina 27560

                             ---------------------
                                PROXY STATEMENT
                             ---------------------

                                 May 24, 2000

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

Stockholders Meeting

  This Proxy Statement and the enclosed Proxy card ("Proxy") are furnished on behalf of the Board of Directors of SciQuest.com, Inc., a Georgia corporation ("SciQuest" or the "Company" or "we"), for use at the Annual Meeting of Stockholders to be held on May 24, 2000 at 9:00 a.m., Eastern Daylight Savings time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Marriott at Research Triangle Park, 4700 Guardian Drive, Durham, North Carolina 27703. The Company intends to mail this Proxy Statement and the accompanying Proxy on or about April 20, 2000, to all stockholders entitled to vote at the Annual Meeting.

Stockholders Entitled to Vote

  Only holders of record of the Company's $.001 par value per share common stock (the "Common Stock") at the close of business on April 10, 2000 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 10, 2000, the Company had outstanding and entitled to vote 26,730,441 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Any stockholder who signs and returns a Proxy has the power to revoke it at any time before it is exercised by providing written notice of revocation to the Secretary of the Company or by filing with the Secretary of the Company a Proxy bearing a later date.

Quorum; Counting of Votes

  Our Bylaws provide that at any meeting of shareowners, the holders of a majority of our issued and outstanding common stock present in person or by proxy constitute a quorum for the transaction of business. The election of directors will be decided by a plurality of the votes of the shares cast, in person or by proxy, at the Annual Meeting. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner. The ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote thereon. An abstention will be counted as a vote against the ratification of PricewaterhouseCoopers LLP as independent auditors. With respect to broker non-votes, the shares will not be considered present at the meeting for the proposal to which authority was withheld. Consequently, broker non-votes will have the effect of reducing the number of affirmative votes required to approve this proposal, because they reduce the number of shares present at the meeting from which a majority is calculated.

Proxies

  When the enclosed Proxy is properly signed and returned, the shares that it represents will be voted at the Annual Meeting in accordance with the instructions noted thereon. In the absence of such instructions, the shares represented by a signed Proxy will be voted in favor of the nominees for election to the Board of Directors, and in favor of the approval of proposal two.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information with respect to the beneficial ownership of our capital stock as of February 29, 2000 and as adjusted to reflect our sale of common stock in this offering by:

  . all those known by us to be beneficial owners of more than five percent of the outstanding shares of common stock;

  .  each of our directors;

  .  each of the named executive officers;

  .  all executive officers and directors as a group; and

  .  each selling stockholder.

  For purposes of calculating the percentage beneficially owned, the number of shares of common stock deemed outstanding as of February 29, 2000 is 26,464,525. The number of shares of common stock deemed outstanding after this offering includes an additional shares that are being offered for sale by us in this offering.

  Options that are exercisable within sixty days of February 29, 2000 are deemed to be outstanding and to be beneficially owned by the stockholder holding the options for the purpose of computing that stockholder's percentage ownership but are not treated as outstanding for the purpose of computing the percentage ownership of any other stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person or group who has or shares voting or investment power with respect to such shares. Unless otherwise indicated, the persons named on this table have sole voting and investment control with respect to all shares beneficially owned.

                                                              Shares of Common
                                                                 Stock Owned
                                                            --------------------
Name                                                         Shares      Percent
----                                                        ---------    -------
Trinity Ventures VI, L.P. (1).............................. 1,907,190      7.2%
 3000 Sand Hill Road
 Building 1, Suite 240
 Menlo Park, CA 94025

Bessemer Venture Partners IV L.P. (2)...................... 1,640,868      6.2%
 1400 Old Country Road
 Suite 407
 Westbury, NY 11590

Noro-Moseley Partners IV, L.P. (3)......................... 1,555,793      5.9%
 9 North Parkway Square
 4200 Northside Parkway, NW
 Atlanta, GA 30327

M. Scott Andrews...........................................   798,934(4)   3.0%
 5151 McCrimmon Parkway
 Suite 208
 Morrisville, NC 27560

Peyton C. Anderson.........................................   853,112(5)     *
 5151 McCrimmon Parkway
 Suite 208
 Morrisville, NC 27560

Bruce J. Boehm.............................................   210,007(6)     *

Lyle A. Brecht.............................................   112,316(7)     *

                                                           Shares of Common
                                                              Stock Owned
                                                         ---------------------
Name                                                      Shares       Percent
----                                                     ---------     -------
Noel J. Fenton.......................................... 1,907,190(8)    7.2%

Antony Francis..........................................   172,096(9)      *

Robert M. Fusillo.......................................    62,568(10)     *

Gautam A. Prakash....................................... 1,640,868(11)   6.2%

James J. Scheuer........................................    73,967(12)     *

Alan J. Taetle.......................................... 1,555,793(13)   5.9%

Timothy T. Weglicki..................................... 1,205,812(14)   4.6%

All directors and executive officers as a group (14
 persons) (4)(5)(6)(8)(11)(13)(14)(15).................. 8,604,663      32.5%

--------
  * Less than one percent.
 (1) Includes shares owned by Trinity VI Side-by-Side Fund, L.P., which is an affiliate of Trinity Ventures VI, L.P.
 (2) Includes shares owned by Bessemer Venture Investors L.P. and Bessec Ventures IV L.P., which are affiliates of Bessemer Venture Partners IV L.P.
 (3) Includes shares owned by Noro-Moseley Partners IV-B Fund L.P., which is an affiliate of Noro-Moseley Partners IV, L.P.
 (4) Consists of shares owned by Andrews Properties of Wake County LLC.
 (5) Consists of shares owned by Peyton C. Anderson and Little Lake Hill LLC.
 (6) Includes 10,170 shares subject to a warrant that is currently exercisable.
 (7) Includes 28,176 shares subject to options that are exercisable within 60 days.
 (8) Consists of shares owned by Trinity Ventures VI, L.P. and Trinity VI Side-By-Side Fund, L.P. Mr. Fenton is managing general partner of these entities and may be deemed to be a beneficial owner of these shares. Mr. Fenton disclaims beneficial ownership of these shares.
 (9) Includes 36,495 shares subject to options that are exercisable within 60 days.
(10) Includes 20,860 shares subject to options that are exercisable within 60 days.
(11) Consists of shares owned by Bessemer Venture Partners IV L.P., Bessemer Venture Investors L.P. and Bessec Ventures IV L.P. Mr. Prakash is a principal of these entities and may be deemed to be a beneficial owner of these shares. Mr. Prakash disclaims beneficial ownership of these shares.
(12) Includes 23,360 shares subject to options that are exercisable within 60 days.
(13) Consists of shares owned by Noro-Moseley Partners IV L.P. and Noro-Moseley Partners IV-B Fund, L.P. Mr. Taetle is a principal of these entities and may be deemed to be a beneficial owner of these shares.
     Mr. Taetle disclaims beneficial ownership of these shares.
(14) Includes 200,969 shares subject to warrants that are currently exercisable. Mr. Weglicki is Managing Member of ABS Partners III, L.L.C., which is the general partner of ABS Capital Partners III, L.P., and may be deemed to be a beneficial owner of these shares. Mr. Weglicki disclaims beneficial ownership of these shares.
(15) Includes 120,891 shares subject to options that are exercisable within 60 days.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

Introduction

  At the Annual Meeting, three directors are to be elected for the terms described below. The board of directors is divided into three classes, with members serving for staggered three-year terms. The board is comprised of three Class I directors (Bruce J. Boehm, Gautam A. Prakash and Alan J. Taetle), two Class II directors (Noel J. Fenton and Timothy T. Weglicki) and two Class III directors (Peyton C. Anderson and M. Scott Andrews). At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the Class I directors, Class II directors and Class III directors will expire upon the election and qualification of successor directors at the 2000, 2001 and 2002 annual meetings of stockholders, respectively. There are no family relationships between any of our directors.

  Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may select. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

  The Board of Directors recommends a vote FOR each named nominee.

Nominees

  The name and age, principal occupation or employment, and other data regarding each nominee, based on information received from the respective nominees, are set forth below:

 Nominees to Serve as a Class I Director

  Bruce J. Boehm has served as a director of SciQuest.com since October 1997. Mr. Boehm has been active as an originator of and investor in early stage technology companies since 1992. Mr. Boehm holds M.B.A. and M.S. degrees from Stanford University and a B.S. from the Massachusetts Institute of Technology.

  Gautam A. Prakash has served as a director of SciQuest.com since October 1998. Mr. Prakash is a partner with Bessemer Venture Partners, which he joined in 1993. He is a director of a number of privately held electronic commerce and healthcare companies. Prior to joining Bessemer, Mr. Prakash worked for McKinsey & Co. Mr. Prakash graduated from Yale University with a B.S. in molecular biophysics and biochemistry and a B.A. in economics.

  Alan J. Taetle has served as a director of SciQuest.com since August 1998. Mr. Taetle has been a General Partner with Noro-Moseley Partners, a venture capital firm, since May 1998. From March 1995 to April 1998, Mr. Taetle was Executive Vice President of Marketing and Business Development for Mindspring Enterprises, an Internet service provider. From November 1992 to March 1995, Mr. Taetle served as Director of Operations and Product Management at CogniTech Corporation, a developer of retail management software. Mr. Taetle received an M.B.A. from Harvard Business School and a B.A. in Economics from the University of Michigan.

Current Directors

  The Directors of the Company continuing in office as Class III Directors, elected to serve until the 2002 Annual Meeting, are as follows:

  Noel J. Fenton has served as a director of SciQuest.com since November 1998. Mr. Fenton has been a Managing General Partner of Trinity Ventures since 1986. From 1964 to 1986, he was a co-founder of three venture capital backed start-up companies, for two of which, Acurex Corporation and Covalent Systems Corporation, he served as CEO. Mr. Fenton received an M.B.A. from Stanford University and a B.S. from Cornell University.

  Timothy T. Weglicki has served as a director of SciQuest.com since May 1999. Since December 1993, he has been principally employed as a Managing Member of ABS Partners, L.P., the General Partner of ABS Capital Partners, L.P., a private equity fund. Prior to that date, he was principally employed as a Managing Director of Alex.Brown & Sons Incorporated where he established and headed its Capital Markets Group. Mr. Weglicki holds an M.B.A. from the Wharton Graduate School of Business and a B.A. from Johns Hopkins University. Mr. Weglicki is a director of ElderTrust, a healthcare real estate investment trust, and a number of privately held companies.

  The Directors of the Company continuing in office as Class III Directors; elected to serve until the 2002 Annual Meeting, are as follows:

  Peyton C. Anderson co-founded SciQuest.com in November 1995 and serves as our Vice President of Business Development and as a director. From August 1989 to January 1996, Mr. Anderson was a sales manager for Butler Manufacturing Company, a metal buildings company. Mr. Anderson is a director of the Council for Entrepreneurial Development, a mentoring organization for the North Carolina entrepreneurial community. Mr. Anderson received an M.B.A. from the University of North Carolina at Chapel Hill and a B.A. from the University of Richmond, Phi Beta Kappa.

  M. Scott Andrews co-founded SciQuest.com in November 1995 and serves as our Chief Executive Officer and as a director. From November 1995 to January 2000 Mr. Andrews also served as our President. From October 1991 to January 1996, Mr. Andrews was a sales professional for Baxter Healthcare Corporation, a scientific products company, which was acquired by VWR Scientific Products Corporation. From May 1987 to October 1991, Mr. Andrews served in the U.S. Army as an aviation officer. Mr. Andrews received an M.B.A. from the University of North Carolina at Chapel Hill and a B.S. in business management from the United States Military Academy at West Point. Mr. Andrews currently serves as a director of the North Carolina BioScience Fund.

Board of Directors Meetings, Committees and Compensation

  During 1999, the Board of Directors held 12 meetings. All of the incumbent directors attended at least 75% of the aggregate total number of meetings of the Board of Directors and meetings of committees of the Board of Directors on which they served.

  Messrs. Fenton, Weglicki and Boehm are members of the Audit Committee. The Audit Committee reviews the scope and timing of our audit services and any other services our independent auditors are asked to perform, the auditors report on our financial statements following completion of their audit and their policies and procedures with respect to internal accounting and financial controls. In addition, the Audit committee makes annual recommendations to the board of directors for the appointment of independent auditors for the following year.

  Messrs. Prakash, Taetle and Boehm are members of the Compensation Committee. The compensation Committee reviews and evaluates the compensation and benefits of all our officers, reviews general policy matters relating to compensation and employee benefits and makes recommendations concerning these matters to the board of directors. The Compensation Committee also administers our stock option plan.

  Our directors do not receive any compensation for services performed in their capacity as directors. We reimburse each director for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors and any of its committees.

Executive Compensation

  The following table sets forth the total compensation paid by SciQuest.com during the year ended December 31, 1999 to our Chief Executive Officer and our four other most highly compensated executive officers who earned more than $100,000 during 1999. We may refer to these persons as our named executive officers elsewhere in this proxy statement.

                                                                    Long-Term
                                                                   Compensation
                                     Annual Compensation              Award
                           --------------------------------------- ------------
                                                                    Number of
                                                                    Securities
Name and Principal         Fiscal                     All Other     Underlying
Position                    Year   Salary   Bonus   Combination(1)   Options
------------------         ------ -------- -------- -------------- ------------
M. Scott Andrews..........  1999  $ 99,196 $150,000     $3,362       $    --
 Chief Executive Officer
Robert M. Fusillo.........  1999   142,481  105,000      4,370        150,123(2)
 Chief Information Officer
Lyle A. Brecht............  1999   177,311   75,000      4,266        146,648(3)
 Chief Business
  Development Officer
James J. Scheuer..........  1999   125,085  125,000      3,197         91,175(4)
 Chief Financial Officer
Antony Francis............  1999   134,895   75,000      3,166        150,123(5)
 Vice President of
  Operations

--------
(1) These amounts represent primarily life and health insurance premiums paid by the Company on behalf of the named executive officers.
(2) Reflects total grants of 191,831 options, of which 41,708 have been exercised.
(3) Reflects total grants of 230,250 options, of which 83,602 have been exercised.
(4) Reflects total grants of 141,782 options, of which 50,607 have been exercised.
(5) Reflects total grants of 150,123 options, none of which have been exercised.

Options Granted During Last Fiscal Year

                                                                      Potential Realizable
                                                                        Value at Assumed
                                      % of Total                        Annual Rates for
                         Number of     Options                             Stock Price
                         Securities   Granted to                        Appreciation for
                         Underlying   Employees  Exercise                Option Term(4)
                          Options     in Fiscal    Price   Expiration ---------------------
Name                     Granted(1)      Year    Per Share    Date        5%         10%
----                     ----------   ---------- --------- ---------- ---------- ----------
M. Scott Andrews........      --          --         --          --          --         --

Robert Fusillo..........   25,000(2)     1.53%    $47.50    12/16/09  $1,934,312 $3,080,069

Lyle A. Brecht..........  103,890(3)     6.35%    $ 0.18    02/09/09      31,242     49,748
                           45,000(2)     2.75%    $47.50    12/16/09   3,481,762  5,544,125

James J. Scheuer........   25,000(2)     1.53%    $47.50    12/16/09   1,934,312  3,080,069

Antony Francis..........  125,123(3)     7.65%    $ 0.18    02/09/09      37,628     59,916
                           25,000(2)     1.53%    $47.50    12/16/09   1,934,312  3,080,069

--------
(1) Unless otherwise indicated, each option vests and becomes exercisable as follows: 25% on the one year anniversary of the employee's employment, and in equal monthly increments of 2.084% per month for 36 months, with full vesting at 48 months from the employee's initial date of employment.

(2) Options were granted under the SciQuest.com, Inc. Stock Incentive Plan.
(3) Options were granted under the SciQuest.com, Inc. Stock Option Plan.
(4) The potential realizable value of the options reported above was calculated by assuming 5% and 10% annual rates of appreciation of our common stock based on the exercise price of the option from the date of grant of the options until the expiration of the options. These assumed annual rates of appreciation were used in compliance with the rules of the Securities and Exchange Commission and are not intended to forecast future price appreciation of the common stock. The actual value realized from the options could be substantially higher or lower than the values reported above, depending upon the future appreciation or depreciation of the common stock during the option period and the timing of exercise of the options. The potential realizable value computation does not take into account federal or state income tax consequences of option exercised or sales of appreciated stock.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option
Values

  The following table sets forth certain information concerning option exercises by executive officers named in the Summary Compensation table during 1999.

                                                   Number of Securities
                                                  Underlying Unexercised     Value of Unexercised
                                                  Options at Fiscal Year     In-the-Money Options
                           Shares                           End              at Fiscal Year End(2)
                          Acquired      Value    ------------------------- -------------------------
Name                     on Exercise Realized(1) Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- ----------- ----------- ------------- ----------- -------------
M. Scott Andrews........      --            --        --            --            --            --

Robert M. Fusillo.......   41,708    $  611,664     6,953       150,123    $  551,388   $10,723,953

Lyle A. Brecht..........   83,602     1,226,025    13,274       146,648     1,052,808     9,502,067

James J Scheuer.........   50,607       742,171     7,785        91,175       617,456     6,048,576

Antony Francis..........      --            --        --        150,123           --     10,723,953

--------
(1) Upon exercise of the option, an option holder did not receive the amount reported above under the column Value Realized. The amounts reported above under Value Realized merely reflect the amount by which the value of our common stock exceeded the exercise price of the option on the date of exercise of the option. The option holder does not realize any cash until the shares of common stock issued upon exercise of the options are sold.
(2) The value of our common stock at December 31, 1999 was $79.50 per share, based on the closing price of the common stock on that date as reported by Nasdaq. The value of options was determined by subtracting the aggregate exercise prices of the options from the value of the common stock issuable upon exercise of the options.

Employment Agreements

  Our principal employees, including executive officers, are required to sign an agreement prohibiting their disclosure of any of our confidential or proprietary information and restricting their ability to compete with us during their employment and for a period of two years thereafter, restricting solicitation of customers and employees following their employment with us and providing for ownership and assignment of intellectual property rights to us.

Compensation Committee Interlocks and Insider Participation

  The following non-employee directors were the members of the Compensation Committee of the Board of Directors during 1999: Bruce J. Boehm, Gautam A. Prakash and Alan J. Taetle. None of the members of the Compensation Committee has any direct or indirect material interest in the Company outside of his position as a director.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own beneficially more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission. To the Company's knowledge, its directors, executive officers and 10% stockholders complied during 1999 with all applicable Section 16(a) filing requirements.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

  The Compensation Committee of the Company's Board of Directors has furnished the following report on Executive Compensation in accordance with the rules and regulations of the Securities and Exchange Commission. This report outlines the duties of the Committee with respect to executive compensation, the various components of the Company's compensation program for executive officers and other key employees, and the basis on which the 1999 compensation was determined for the executive officers of the Company, with particular detail given to the 1999 compensation for the Company's Chief Executive Officer.

Compensation of Executive Officers Generally

  The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing compensation levels for the executive officers of the Company, including the annual bonus plan for executive officers and for administering the Company's Stock Option Plan. The Committee is comprised of three non-employee directors: Messrs. Boehm, Prakash and Taetle. The Company's compensation program for all employees, including its executives, emphasizes variable compensation, primarily through performance-based grants of short- and long-term performance based incentives. Salaries at all employee levels are generally targeted at median market levels. The Company has established a cash-based incentive plan with awards targeted to provide fully competitive levels of total cash compensation based on the degree of achievement of Company financial and operational performance measures. In addition, the Company's compensation program rewards individual performance that furthers Company goals. Executive compensation generally consists of the following: (i) base salary; (ii) incentive bonuses; (iii) long-term equity incentive awards in the form of stock option grants; and (iv) other benefits. Each executive officer's compensation package is designed to provide an appropriately weighted mix of these elements.

  The Company hired most of its executives either late in 1998 or in 1999, including all of the Named Executive Officers other than the Chief Executive Officer. Accordingly, the 1999 compensation for these executives, including base salary, initial grant of stock options and range of bonus potential, was generally negotiated with the individual prior to their joining the Company. In arriving at these compensation packages, the Company strove to be competitive with prevailing market conditions while staying within the compensation principles described above.

  Base Salary. Base Salary levels for each of the Company's executive officers, including the Chief Executive Officer, are generally set within a range of base salaries that the Committee believes are paid equal to or somewhat above the median salaries for similar executive officers at comparable companies. The Committee does not use formulas but instead exercises its judgment based on considerations including overall responsibilities and the importance of these responsibilities to our success, experience and ability, past short-term and long-term job performance and salary history. In addition, the Committee generally takes into account the Company's past financial performance and future expectations, as well as the performance of the executives and changes in the executives' responsibilities. The Committee places a strong emphasis on teamwork; therefore, annual base salaries are not dependent on objective, corporate performance standards for any executive officer, including the Chief Executive Officer.

  Incentive Bonuses. The Committee recommends the payment of bonuses to provide an incentive to executive officers to be productive over the course of each fiscal year. These bonuses are awarded only if the Company achieves or exceeds certain corporate performance objectives. The incentive bonus to each executive officer is based on the individual executive's performance as it relates to the Company's performance.

  Equity Incentives. Stock options are used by the Company for payment of long-term compensation to provide a stock-based incentive to improve the Company's financial performance and to assist in the recruitment, retention and motivation of professional, managerial and other personnel. Generally, stock options are granted to executive officers from time to time based primarily upon the individual's actual and/or potential contributions to the Company and the Company's financial performance. Stock options are designed to align the interests of the Company's executive officers with those of its stockholders by encouraging executive officers to enhance the value of the Company, the price of the common stock, and hence, the stockholder's return. In addition, the vesting of stock options over a period of time is designed to create an incentive for the individual to remain with the Company. The Company has granted options to the executives on an ongoing basis to provide continuing incentives to the executives to meet future performance goals and to remain with the Company. During the fiscal year ended December 1999, options to purchase an aggregate of 549,928 shares of common stock were granted to the Company's executive officers.

  Other Benefits. Benefits offered to the Company's executive officers are provided to serve as a safety net of protection against the financial catastrophes that can result from illness, disability, or death. The Company has also established a tax-qualified deferred compensation 401(k) Savings Plan (the "Plan") covering all of the Company's eligible employees. The Plan includes a salary deferral arrangement pursuant to which participants may contribute, subject to certain limitations, a maximum of 20% of their salary or $10,000 on a pre-tax basis. The Company does not match any portion of the employee's contribution.

Compensation of the Chief Executive Officer

  The Committee annually reviews the performance and compensation of the Chief Executive Officer based on the assessment of his past performance and its expectation of his future contributions to the Company's performance. M. Scott Andrews served as the Company's Chief Executive Officer in 1999. In 1999,
Mr. Andrews received a base salary of $99,196 and a bonus of $150,000. The Committee believes the compensation paid to Mr. Andrews was reasonable.

Policy with Respect to Qualifying Compensation for Deductibility

  Section 162(m) of the Internal Revenue Code imposes a limit on tax deductions for annual compensation (other than performance-based compensation) in excess of one million dollars paid by a corporation to its Chief Executive Officer and the other four most highly compensated executive officers of a corporation. The Company has not established a policy with regard to Section 162(m) of the Code, since the Company has not and does not currently anticipate paying cash compensation in excess of one million dollars per annum to any employee. None of the compensation paid by the Company in 1998 was subject to the limitations on deductibility. The Board of Directors will continue to assess the impact of Section 162(m) on its compensation practices and determine what further action, if any, is appropriate.

                                          Compensation Committee

                                          Bruce J. Boehm
                                          Gautum A. Prakash
                                          Alan J. Taetle

                            STOCK PERFORMANCE GRAPH

  The following line-graph provides a comparison of the cumulative total stockholder return on the Company's Common Stock for the period from the date of the Company's initial public offering on November 19, 1999 through December 31, 1999, against the cumulative stockholder return during such period achieved by The Nasdaq Stock Market (U.S. Companies) ("Nasdaq US") and an index of peer issuers selected by SciQuest.com (the "Peer Group"). The Peer Group consists of other companies that provide Web-based marketplaces or otherwise facilitate Web-based procurement. The graph assumes that $100 was invested on November 19, 1999 in the Company's Common Stock and in each of the comparison indices, and assumes reinvestment of dividends.

  The Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (collectively, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                             [GRAPH APPEARS HERE]

CRSP Total Returns
Index for:                               11/19/1999     12/31/1999
------------------                       ----------     ----------
SciQuest.com, Inc.                         $100.00        $265.0
Nasdaq Stock Market (US Companies)         $100.00        $120.9
Self-Determined Peer Group                 $100.00        $173.3

Companies in the Self-Determined Peer Group
    ARIBA INC.                  CHEMDEX CORP.
    COMMERCE ONE INC.           FREEMARKETS INC.
    PCORDER.COM INC.            PURCHASEPRO.COM INC.
    VERTICALNET INC.
Notes:
    A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
    B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
    C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
    D. The index level for all series was set to $100.0 on 11/19/1999.

                          RELATED PARTY TRANSACTIONS

  On March 1, 1999, we sold 89,408 shares of our series C convertible preferred stock, at a price of $2.80 per share to Antony Francis, our Vice President of Operations. The shares vest over a two-year period. Mr. Francis was granted registration rights with respect to these shares.

  In May and June 1999, as part of our sale of 3,312,720 shares of our series D mandatorily redeemable convertible preferred stock at a price of $11.32 per share and warrants to purchase 1,004,829 shares of common stock at an exercise price of $7.46 per share, we sold:

  . 662,544 shares of series D mandatorily convertible preferred stock and warrants to purchase 200,969 shares of common stock to affiliates of Timothy Weglicki, one of our directors;

  . 163,469 shares of series D mandatorily redeemable convertible preferred stock and warrants to purchase 49,584 shares of common stock to affiliates of Gautam Prakash, one of our directors;

  . 111,561 shares of series D mandatorily redeemable convertible preferred stock and warrants to purchase 33,839 shares of common stock to affiliates of Alan Taetle, one of our directors;

  . 151,638 shares of series D mandatorily redeemable convertible preferred stock and warrants to purchase 45,995 share of common stock to affiliates of Noel Fenton, one of our directors;

  . 15,085 shares of series D mandatorily redeemable convertible preferred stock and warrants to purchase 4,576 shares of common stock to Dwight Sawin, who was then one of our directors; and

  . 7,371 shares of series D mandatorily redeemable convertible preferred stock and warrants to purchase 2,236 shares of common stock to family members of Peyton Anderson, one of our officers and directors.

  These individuals acquired these shares and warrants on the same terms as other purchasers in this transaction.

  All references in the foregoing to number of shares and exercise price for preferred stock do not reflect the effect of the 1.516643 to 1 common stock split effected in November 1999. All of our outstanding preferred shares were converted into shares of our common stock upon the completion of our initial public offering and all of the outstanding warrants to purchase our preferred shares were converted into warrants to purchase shares of our common stock.

                                  PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors has appointed the accounting firm of PricewaterhouseCoopers LLP to serve as its independent auditor for the fiscal year ending December 31, 2000. The appointment of this firm was recommended to the Board by its Audit Committee. A proposal to ratify that appointment will be presented at the Annual Meeting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

  The Board of Directors recommends a vote FOR ratification of selection of independent auditors.

                             STOCKHOLDER PROPOSALS

  Rules of the Securities and Exchange Commission require that any proposal by a stockholder of the Company for consideration at the 2001 Annual Meeting of Stockholders must be received by the Company no later than December 13, 2000 if any such proposal is to be eligible for inclusion in the Company's proxy materials for its 2000 Annual Meeting. Under such rules, the Company is not required to include stockholder proposals in its proxy materials unless certain other conditions specified in such rules are met.

  In order for a stockholder to bring any business or nominations before the Annual Meeting of Stockholders, certain conditions set forth in Article 1 of the Company's Bylaws must be complied with, including, but not limited to, delivery of notice to the Company not less than 30 days prior to the meeting as originally scheduled.

                                 OTHER MATTERS

  Management of the Company is not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement. However, should any other matter requiring a vote of the stockholders arise, the representatives named on the accompanying Proxy will vote in accordance with their best judgment as to the interests of the Company and stockholders.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ M. Scott Andrews
                                          -----------------------------------
                                          M. Scott Andrews,
                                          Chairman of the Board and Chief
                                           Executive Officer

                               SciQuest.com, Inc.
      5151 McCrimmon Parkway, Suite 208, Morrisville, North Carolina 27560

  This Proxy is solicited by the Board of Directors of SciQuest.com, Inc. (the "Company") for the 2000 Annual Meeting of Shareholders to be held on May 24, 2000 (the "Annual Meeting").

  The undersigned hereby appoints M. Scott Andrews and James J. Scheuer, and each of them, with full power of substitution, as proxies to vote all of the shares of Common Stock of the Company which the undersigned may be entitled to vote at the Annual Meeting, and at any adjournments thereof, on the following matters in the following manner:

1. Election of Directors     [_] FOR all nominees        [_] WITHHOLD
                             listed below                AUTHORITY
                             (except as marked to        to vote for all
                             the contrary below)         nominees listed
                                                         below

     Bruce J. Boehm               Gautam A. Prakash          Alan J. Taetle

 (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name below.)

                      -----------------------------------

2. Approval of the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company for the fiscal year ended December 31, 2000.

      [_] FOR                      [_] AGAINST               [_] ABSTAIN

3. In accordance with their judgment, upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

  When this Proxy is properly executed and returned, and not revoked, the shares it represents will be voted at the meeting in accordance with the choices specified above. If no choice is specified, it will be voted FOR the election of the nominees listed in Proposal 1 above and FOR Proposal 2.

                        Please sign and date on reverse.
  PLEASE DATE AND SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS BELOW.


                                              Dated: ____________________, 2000


                                              _________________________________
                                                          Signature


                                              _________________________________
                                                 Signature (if jointly held)

                                              NOTE: When signing as attorney,
                                              trustee, administrator, executor
                                              or guardian, please give your
                                              full title as such. If a
                                              corporation, please sign in full
                                              corporate name by President or
                                              other authorized officer. In the
                                              case of joint tenants, each
                                              joint owner must sign.


                        I PLAN TO ATTEND THE MEETING [_]